As filed with the Securities and Exchange Commission on August 17, 2018

Registration Statement No. 333-226341

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EYEPOINT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3826	26-2774444
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

480 Pleasant Street

Watertown, MA 02472

(617) 926-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nancy S. Lurker

President and Chief Executive Officer

EyePoint Pharmaceuticals, Inc.

480 Pleasant Street

Watertown, MA 02472

(617) 926-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams

Hogan Lovells US LLP

1735 Market Street, 23rd Floor

Philadelphia, PA 19103

Tel: (267) 675-4600

Approximate date of commencement of proposed sale to public: From time to time after this registration statement is declared effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 17, 2018

PROSPECTUS

49,461,584 Shares of Common Stock

This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” of up to 49,461,584 shares of our common stock, par value $0.001 per share, which includes (i) 28,790,548 issued and outstanding shares of our common stock and (ii) 20,671,036 shares of common stock issuable upon exercise of certain outstanding common stock purchase warrants issued and sold by us. We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of shares of common stock by the selling stockholders. To the extent the warrants are exercised for cash, if at all, we will receive the exercise price of such warrants; however, we cannot predict when or if the warrants will be exercised and it is possible that the warrants may expire and never be exercised, in which case we would not receive any cash proceeds. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.

The selling stockholders may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Our common stock is listed on the Nasdaq Global Market under the symbol “EYPT.” On August 16, 2018, the closing price of our common stock was $2.055 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus and under similar headings in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2018.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 49,461,584 shares of our common stock, par value $0.001 per share, which includes (i) 28,790,548 issued and outstanding shares of our common stock and (ii) 20,671,036 shares of our common stock issuable upon exercise of certain of our outstanding common stock purchase warrants. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling stockholders.

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC. It omits some of the information contained in the registration statement, and reference is made to the full registration statement for further information with regard to us and the securities being offered by the selling stockholders. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance, reference is made to the copy of the document filed. You should review the complete document to evaluate these statements.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the information below under the caption “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision. You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus or any documents we incorporate by reference herein is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus and the documents that are incorporated by reference herein contain certain market data and industry statistics and forecasts that are based on studies and clinical trials sponsored by the Company or third parties, independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not verified any of this data. Further, many of these statements involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption “Risk Factors” in this prospectus and under similar captions in the documents that are incorporated by reference herein. Accordingly, investors should not place undue reliance on this information.

References in this prospectus to the terms “the Company,” “EyePoint,” “we,” “our” and “us” or other similar terms mean EyePoint Pharmaceuticals, Inc. and our wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock.

Company Overview

We are a specialty biopharmaceutical company committed to developing and commercializing innovative ophthalmic products for the treatment of eye diseases. Our lead product, DEXYCU™ (dexamethasone intraocular suspension) 9%, approved by the U.S. Food and Drug Administration, or FDA, in February 2018, is administered as a single dose at the end of ocular surgery and is the first long-acting intraocular product approved by the FDA for the treatment of post-operative inflammation. DEXYCU utilizes our proprietary Verisome® drug-delivery platform, which allows for a single intraocular injection that releases over time. There are over four million cataract surgeries performed annually in the U.S., and we plan to launch DEXYCU in the U.S. in the first half of calendar year 2019 with a primary focus on its use following cataract surgery. Our lead product candidate is YUTIQ™, a three-year non-erodible fluocinolone acetonide insert for the treatment of non-infectious posterior segment uveitis. Injected into the eye in an office visit, YUTIQ is a tiny micro-insert that delivers a micro-dose of a corticosteroid to the back of the eye on a sustained constant (zero order release) basis for approximately three years. On March 19, 2018, the FDA accepted our New Drug Application for YUTIQ and set an FDA Prescription Drug User Fee Act action date of November 5, 2018. YUTIQ is based on our proprietary Durasert™ sustained-release drug delivery technology platform, which can deliver drugs for predetermined periods of time ranging from months to years. Posterior segment uveitis is the third leading cause of blindness in the U.S. and affects between 55,000 to 120,000 people in the U.S. If approved in November 2018, we expect to launch YUTIQ in the U.S. in the first half of calendar year 2019.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation by Reference.”

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this prospectus summary and in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K filed with the SEC on September 13, 2017 and Part II, Item 1A “Risk Factors” of our Quarterly Report on Form 10-Q filed with the SEC on May 10, 2018, which is incorporated by reference in this prospectus. These risks include the following:

•	We have incurred significant losses since our inception, which we anticipate will continue for the foreseeable future. As of March 31, 2018, we had an accumulated deficit of $329.6 million.

•	We may never achieve profitability.

•

Our current business strategy relies heavily on our ability to successfully commercialize DEXYCU and, if approved, YUTIQ, in the United States and we may not be able to successfully commercialize DEXYCU and, if approved, YUTIQ.

•	We may not be able to obtain and maintain regulatory approval of YUTIQ for the treatment of three-year uveitis.

•	The market opportunities for DEXYCU and our product candidates may be smaller than we believe.

•	Clinical product development involves uncertain outcomes, and results of earlier studies and trials may not be predictive of future trial results.

•

If our product candidates fail to demonstrate quality, safety and efficacy to the satisfaction of regulatory authorities, we may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our product candidates.

•

We will need to obtain additional funding for commercialization. Failure to obtain additional funding when needed, and on satisfactory terms, may force us to delay, limit or terminate our product development efforts or other operations.

•	We currently have limited sales and marketing capabilities and we may not be successful in commercializing DEXYCU and our product candidates.

•

We have relied and expect to rely on third parties to conduct aspects of our research and development and clinical trials. If they terminate our arrangements, fail to meet deadlines or perform in an unsatisfactory manner, our business could be harmed.

•

The potential commercial success of DEXYCU, YUTIQ, if approved, and any current or future product candidate will depend upon the degree of market acceptance by physicians, patients, third-party payors and others in the medical community.

Our Corporate Information

We were incorporated under the laws of the state of Delaware on March 19, 2008 under the name New pSivida, Inc.; our predecessor, pSivida Limited, was formed in December 2000 as an Australian company incorporated in Western Australia. We subsequently changed our name to pSivida Corp. in May 2008 and again to EyePoint Pharmaceuticals, Inc. in March 2018. Our principal executive office is located at 480 Pleasant Street, Watertown, Massachusetts 02472 and our telephone number is (617) 926-5000. Our website address is www.eyepointpharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

We have received Notices of Allowance for DEXYCU™, YUTIQ™, DELIVERING INNOVATION TO THE EYE™ and Durasert™. Retisert® and Vitrasert® are Bausch & Lomb Incorporated’s trademarks. ILUVIEN® is Alimera Sciences, Inc.’s trademark. This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners.

Description of Equity Financing

On March 28, 2018, we entered into (i) a Securities Purchase Agreement, or the First Tranche Securities Purchase Agreement, with EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P., or the First Tranche Investors, pursuant to which we offered and sold to such investors an aggregate of 8,606,324 shares of our common stock, or the First Tranche Transaction, and (ii) a Second Securities Purchase Agreement, or the Second Tranche Securities Purchase Agreement, with the First Tranche Investors and certain other accredited investors signatory thereto, or the Second Tranche Investors, pursuant to which we agreed to offer and sell, subject to the approval of our stockholders, an aggregate of up to approximately $25.5 million of units, which we refer to individually each as a Unit and collectively as the Units, with each Unit consisting of (a) one share of our common stock and (b) one warrant to purchase a share of our common stock. We refer to the issuance of the Units pursuant to the Second Tranche Securities Purchase Agreement as the Second Tranche Transaction. Our stockholders approved the sale and issuance of the Units on June 22, 2018 and we sold 20,184,224 Units to the Second Tranche Investors upon the closing of the Second Tranche Transaction on June 25, 2018.

The shares of our common stock sold to the First Tranche Investors pursuant to the First Tranche Securities Purchase Agreement were sold at a purchase price of $1.10 per share, which was the consolidated closing bid price of our common stock on the Nasdaq Global Market immediately preceding the execution of the First Tranche Securities Purchase Agreement. Each Unit sold upon the closing of the Second Tranche Transaction was sold at a purchase price of $1.265 per Unit.

Each of the warrants issued in the Second Tranche Transaction, which we refer to individually as a Second Tranche Warrant and collectively as the Second Tranche Warrants, are exercisable any time until on or prior to the close of business on the 15th business day following the date on which the holders of the Second Tranche Warrants receive written notice from us that the Centers for Medicare & Medicaid Services has announced that a new C-Code has been established for DEXYCU and will be effective at the start of the first calendar quarter after such notice. The exercise price of each Second Tranche Warrant issued in the Second Tranche Transaction is an amount equal to the lower of (a) $1.43 and (b) a 20% discount to the volume weighted average price of the shares of common stock on the Nasdaq Stock Market for the 20 trading days immediately prior to the exercise of a Second Tranche Warrant; provided, however, that the exercise price cannot be lower than $0.88.

The Second Tranche Warrants are subject to customary pro rata anti-dilution provisions in the event of stock splits, stock dividends, stock combinations or similar events affecting our common stock. In the event of our acquisition or certain other fundamental corporate changes, as set forth in the Second Tranche Warrants, the holders can elect to exercise their Second Tranche Warrants or to receive an amount of cash under a Black-Scholes calculation of the value of such Second Tranche Warrants (as set forth in the Second Tranche Warrants). We will not receive any proceeds from the issuance of the Second Tranche Warrants if the holders do not exercise the Second Tranche Warrants.

In connection with the First Tranche Transaction, we entered into a Registration Rights Agreement with the First Tranche Investors, or the First Tranche Registration Rights Agreement, effective as of the closing of the First Tranche Transaction. Pursuant to the First Tranche Registration Rights Agreement, the First Tranche Investors may require us to register their shares of common stock for resale on a registration statement filed with the SEC and such investors have the right to “piggyback” on certain of our registrations. The registration rights will terminate with respect to each First Tranche Investor on the date on which such investor ceases to beneficially own shares of common stock or can sell all of its registrable shares without limitation pursuant to Rule 144 of the Securities Act of 1933, as amended, or the Securities Act.

In connection with the closing of the Second Tranche Transaction, we entered into that certain Second Registration Rights Agreement with the Second Tranche Investors, or the Second Tranche Registration Rights Agreement. Pursuant to the Second Tranche Registration Rights Agreement, we are required, within 30 days of the closing of the Second Tranche Transaction, to file a shelf registration statement with the SEC registering for resale the securities issued to the Second Tranche Investors in the Second Tranche Transaction and any securities issued pursuant to the First Tranche Securities Purchase Agreement that have not already been registered.

This prospectus is being filed pursuant to the registration rights granted pursuant to the Second Tranche Registration Rights Agreement.

Description of Debt Financing

On March 28, 2018, we entered into a credit agreement, or the Credit Agreement, among us, as borrower, SWK Funding LLC, as agent, or the Agent, and the lenders party thereto from time to time, providing for a senior secured term loan of up to $20 million, or the Loan. Pursuant to the Credit Agreement, $15 million of the Loan was advanced on March 28, 2018. The remaining $5 million of the Loan was advanced to us on June 26, 2018 pursuant to the terms of the Credit Agreement. The Loan bears interest at a per annum rate of the three-month LIBOR rate (subject to a 1.5% floor) plus 10.50% and is due and payable on March 28, 2023.

In connection with the Loan, we issued a warrant, or the SWK Warrant, to the Agent to purchase (a) 409,091 shares of our common stock, or the Initial Advance Warrant Shares, and (b) 77,721 shares of our common stock, or the Additional Advance Warrant Shares. The SWK Warrant was exercisable with respect to the Initial Advance Warrant Shares upon issuance of the SWK Warrant at an exercise price of $1.10. The SWK Warrant became exercisable with respect to the Additional Advance Warrant Shares on June 26, 2018 at an exercise price of $1.93 per share.

Pursuant to the SWK Agreement, we granted to the Agent certain registration rights with respect to the Initial Advance Warrant Shares and the Additional Advance Warrant Shares. This prospectus is being filed pursuant to such registration rights granted to the Agent.

The Offering

Shares of common stock offered by the selling stockholders:	49,461,584 shares of common stock, which consists of (i) 28,790,548 shares of common stock issued and outstanding and (ii) 20,671,036 shares of common stock issuable upon exercise of certain outstanding common stock purchase warrants

Shares of common stock outstanding before this offering:	74,512,048 shares

Shares of common stock outstanding after completion of this offering (assuming full exercise of the common stock purchase warrants that are exercisable for certain of the shares of common stock offered hereby):

95,183,084 shares

Terms of this offering:	The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Use of proceeds:	All proceeds from the sale of shares of common stock offered hereby will be for the account of the selling stockholders. We will not receive any proceeds from the sale of common stock offered pursuant to this prospectus. We will receive proceeds upon cash exercises, if any, of the warrants to purchase certain of the shares of common stock offered hereby. See the caption “Use of Proceeds” in this prospectus.

Nasdaq Global Market symbol:	EYPT

Trading:	Our shares of common stock currently trade on the Nasdaq Global Market. There is no established trading market for the warrants that are exercisable for the shares offered hereby, and we do not intend to list the warrants on any securities exchange or other trading system.

Risk factors:	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See the information under the caption “Risk Factors” beginning on page 8 of this prospectus and the other information included elsewhere in this prospectus and incorporated by reference herein for a discussion of factors you should consider before deciding to invest in our securities.

Outstanding Shares

The number of shares of our common stock to be outstanding after this offering is based on 53,909,917 shares of our common stock outstanding as of March 31, 2018, plus (i) 20,184,224 shares of common stock issued pursuant to the Second Tranche Securities Purchase Agreement, (ii) 20,184,224 shares of common stock issuable upon exercise of the Second Tranche Warrants, (iii) 486, 812 shares of common stock issuable upon exercise of the SWK Warrant, and (iv) 417,907 shares of common stock issued upon the exercise of certain of our previously issued stock options, vesting of certain previously issued restricted stock units and vesting and delivery of certain of our previously issued deferred stock units, in each case subsequent to March 31, 2018, and excludes:

•

5,955,155 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2018 at a weighted-average exercise price of $3.19 per share (less 310,900 shares of our common stock issued upon stock option exercises subsequent to March 31, 2018 through August 16, 2018);

•

1,129,616 shares of common stock underlying our restricted stock units outstanding as of March 31, 2018 (less 107,830 shares of our common stock issued upon the vesting of restricted stock units subsequent to March 31, 2018 through August 16, 2018);

•	241,668 shares of common stock underlying our performance-based stock units outstanding as of March 31, 2018;

•

67,500 shares of common stock underlying our deferred stock units outstanding as of March 31, 2018 (less 12,500 shares of our common stock issued upon the vesting and delivery of certain of our deferred stock units subsequent to March 31, 2018 through August 16, 2018); and

•	3,575,361 shares of our common stock available for future issuance under our 2016 Long Term Incentive Plan, as of March 31, 2018.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents incorporated by reference in this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described in “Part I — Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K and “Part II — Item 1A. Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, as updated by the additional risks and uncertainties set forth in the other documents incorporated by reference in this prospectus, as well as the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus or prospectus supplement or in any other document incorporated by reference into this prospectus. Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this prospectus or the documents incorporated herein by reference regarding our strategy, future operations, future product research or development, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “goals,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

The forward-looking statements in this prospectus include, among other things, statements about:

•	the planned launch of DEXYCU and, if approved, YUTIQ, in the first half of 2019;

•	the potential advantages of DEXYCU, YUTIQ and our other product candidates;

•	our ability to manufacture DEXYCU and, if approved, YUTIQ, or any future products or product candidates in sufficient quantities and quality;

•	our ability to develop sales and marketing capabilities, whether alone or with potential future collaborators;

•	the sufficiency of our cash and cash equivalents to fund our operations into the first quarter of calendar year 2019;

•	our ability to obtain additional capital in sufficient amounts and on terms acceptable to us, and the consequences of failing to do so;

•	future expenses and capital expenditures;

•	our expectations regarding the timing and design of our clinical development plans;

•	our ability to establish or maintain collaborations and obtain milestone, royalty and/or other payments from any such collaborators;

•	the ability of Alimera Sciences, Inc. to obtain regulatory approval of and commercialize three-year uveitis in Europe, the Middle East and Africa under its ILUVIEN® brand name;

•	the implication of results from pre-clinical and clinical trials and our other research activities;

•	our intentions regarding our research into other uses and applications of our Durasert and Verisome technology platforms;

•

our expectations regarding our ability to obtain and adequately maintain sufficient intellectual property protection for DEXYCU, YUTIQ and our other product candidates, and to avoid claims of infringement of third party intellectual property rights;

•	our expectation that we will continue to incur significant expenses and that our operating losses and our net cash outflows to fund operations will continue for the foreseeable future;

•	the scope and duration of intellectual property protection; and

•	the effect of legal and regulatory developments.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and our stockholders should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. The following are some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements: uncertainties with respect to: our ability to achieve profitable operations and access to needed capital; fluctuations in our operating results; the number of clinical trials and data required for marketing approval for YUTIQ in the U.S.; our ability to use data in promotion for YUTIQ which includes clinical trials outside the U.S.; our ability to successfully commercialize DEXYCU in the U.S.; our ability to successfully build a commercial infrastructure and enter into commercial agreements for the launch of DEXYCU and YUTIQ, if approved; our ability to successfully commercialize YUTIQ, if approved, in the U.S.; potential off-label sales of ILUVIEN for uveitis; consequences of fluocinolone acetonide side effects; successful commercialization of, and receipt of revenues from, ILUVIEN for diabetic macular edema, which depends on Alimera’s ability to continue as a going concern; Alimera’s ability to obtain additional marketing approvals and the effect of pricing and reimbursement decisions on sales of ILUVIEN; the development of our next-generation Durasert shorter-duration treatment for uveitis; potential declines in Retisert® royalties; our ability to market and sell products; the success of current and future license agreements, including our agreement with Alimera; termination or breach of current license agreements, including our agreement with Alimera; our dependence on contract research organizations, vendors and investigators; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; effects of the potential exit of the United Kingdom from the European Union; legislative or regulatory changes; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the SEC. In addition, we have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders. We will not receive any of the proceeds from the sale of these shares. We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our common stock covered by this prospectus.

We may, however, receive cash proceeds equal to up to the total exercise price of the Second Tranche Warrants and the SWK Warrant to the extent that such warrants are exercised for cash. We will receive up to an aggregate of approximately $18.4 million to $29.5 million from the exercise of these warrants, assuming (i) the exercise in full of all of these warrants for cash and (ii) an exercise price ranging from $0.88 per share to $1.43 per share for the Second Tranche Warrants (which represents the lowest and highest possible exercise price for the Second Tranche Warrants, respectively, pursuant to the terms of the Second Tranche Warrants). We expect to use any proceeds received by us from the cash exercise of these warrants for working capital purposes and to fund the commercialization of DEXYCU and, if approved by the FDA, YUTIQ.

We cannot predict when or if these warrants will be exercised, and it is possible that these warrants may expire and never be exercised. In addition, the SWK Warrant is exercisable under certain circumstances on a cashless basis and should the SWK Warrant be exercised on a cashless basis we will not receive any proceeds from the sale of common stock issued upon the cashless exercise of the SWK Warrant. As a result, we may never receive meaningful, or any, cash proceeds from the exercise of these warrants, and we cannot plan on any specific uses of any proceeds we may receive beyond the purposes described herein.

SELLING STOCKHOLDERS

This prospectus covers an aggregate of up to 49,461,584 shares of our common stock that may be sold or otherwise disposed of by the selling stockholders, which consists of (i) 28,790,548 issued and outstanding shares of common stock and (ii) 20,671,036 shares of common stock issuable to certain of the selling stockholders upon the exercise of certain of our outstanding common stock purchase warrants.

The following table sets forth certain information with respect to each selling stockholder, including (i) the shares of our common stock beneficially owned by such selling stockholder prior to this offering, (ii) the number of shares being offered by such selling stockholder pursuant to this prospectus and (iii) such selling stockholder’s beneficial ownership after completion of this offering, assuming that all of the shares covered hereby (but none of the other shares, if any, held by the selling stockholders) are sold to third parties. The registration of the shares of common stock issuable to the selling stockholders upon the exercise of the warrants does not necessarily mean that the selling stockholders will sell all or any of such shares.

The table is based on information supplied to us by the selling stockholders, with beneficial ownership and percentage ownership determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. In computing the number of shares beneficially owned by a selling stockholder and the percentage ownership of that selling stockholder, shares of common stock subject to warrants held by that selling stockholder that are exercisable as of August 16, 2018, or exercisable within 60 days after August 16, 2018, are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other selling stockholder. The percentage of beneficial ownership after this offering is based on 74,512,048 shares outstanding on August 16, 2018.

The registration of these shares of common stock does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell or otherwise dispose of all, a portion or none of such shares from time to time. We do not know the number of shares, if any, that will be offered for sale or other disposition by any of the selling stockholders under this prospectus. Furthermore, the selling stockholders may have sold, transferred or disposed of the shares of common stock covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement (of which this prospectus forms a part) or a supplement to this prospectus, to the extent required by law.

	Beneficial Ownership Before This Offering		Shares of Common Stock To Be Sold In This Offering(2)	Beneficial Ownership After This Offering
Selling Stockholder(1)	Number of Shares Owned			Number of Shares Owned	Percentage of Outstanding Shares
EW Healthcare Partners L.P. (3)	40,697,105	(4)	40,697,105	—	*
EW Healthcare Partners-A L.P. (3)	1,637,351	(5)	1,637,351	—	*
Mark J Foley and Dana Foley Trustees, Foley Family Trust UA 4/10/02 (6)	5,059,288	(7)	5,059,288	—	*
Rosalind Master Fund L.P. (8)	4,174,028	(9)	1,581,028	2,593,000	3.44%
SWK Funding LLC (10)	486,812	(11)	486,812	—	*

*	Less than one percent.

(1)	This table and the information in the notes below are based upon information supplied by the selling stockholders, including reports and amendments thereto filed with the SEC on Schedule 13G.
(2)

The actual number of shares of common stock offered hereby and included in the registration statement, of which this prospectus forms a part, includes, in accordance with Rule 416 under the Securities Act, such indeterminate number of additional shares of our common stock as may become issuable in connection with any proportionate adjustment for any stock splits, stock combinations, stock dividends, recapitalizations or similar events with respect to common stock.

(3)

Based, in part, on information provided on a Schedule 13D filed jointly by EW Healthcare Partners L.P., a Delaware limited partnership, or EWHP, EW Healthcare Partners-A L.P., a Delaware limited partnership, or EWHP-A, Essex Woodlands Fund IX-GP, L.P., a Delaware limited partnership, or Essex IX Fund GP, Essex Woodlands IX, LLC, a Delaware limited liability company, or Essex IX General Partner, Martin P. Sutter, an individual, R. Scott Barry, an individual, Ronald Eastman, an individual, Petri Vainio, an individual and Steve Wiggins, an individual, each of which serve as a Manager and collectively as the Managers. Essex IX Fund GP is the general partner of each of EWHP and EWHP-A, and Essex IX General Partner is the general partner of Essex IX Fund GP. The Managers are each managers of Essex IX General Partner. Each of the Managers may be deemed to have shared voting and dispositive power with respect to the shares of common stock registered hereunder. Each of Essex IX Fund GP, Essex IX General Partner and the Managers, including Mr. Eastman, disclaims beneficial ownership of the shares held by EWHP and EWHP-A, except to the extent of any pecuniary interests therein. The principal address of EWHP, EWHP-A, Essex IX Fund GP, Essex IX General Partner and each of the Managers is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.

(4)	Consists of 24,485,283 issued and outstanding shares of our common stock and 16,211,822 shares of our common stock issuable upon exercise of our outstanding common stock purchase warrants.
(5)	Consists of 985,107 issued and outstanding shares of our common stock and 652,244 shares of our common stock issuable upon exercise of our outstanding common stock purchase warrants.
(6)	Each of Mark J Foley, a natural person, and Dana Foley, a natural person, have voting and dispositive power over the shares of common stock registered hereunder.
(7)	Consists of 2,529,644 issued and outstanding shares of our common stock and 2,529,644 shares of our common stock issuable upon exercise of our outstanding common stock purchase warrants.
(8)

The shares beneficially owned by Rosalind Master Fund L.P., or Rosalind Master Fund, are held by Investor Company, or Investor Company, in trust for Rosalind Master Fund. Rosalind Master Fund is managed by Rosalind Advisors, Inc. Steven Salamon, a natural person, is the president of Rosalind Advisors, Inc. The principal business address for Investor Company is 77 Bloor Street W. 3rd Floor, Toronto, Ontario, M4Y2T1, Canada. The principal business address for Rosalind Advisors, Inc. and Mr. Salamon is 175 Bloor Street East, North Tower, Suite 1316, Toronto, ON, M4W 3R8. The principal business address for Rosalind Master Fund L.P. is Ugland House, South Church Street, Grand Cayman KY1-1104, Cayman Islands.

(9)	Consists of 3,383,514 issued and outstanding shares of our common stock and 790,514 shares of common stock issuable upon exercise of our outstanding common stock purchase warrants.
(10)

SWK Funding LLC is managed by its sole member, SWK Holdings Corporation. Winston Black, Chief Executive Officer, holds voting and investment control over the shares registered hereunder. Mr. Black disclaims beneficial ownership of all warrants and shares issuable upon exercise of the warrants held by SWK Funding LLC. The principal address of SWK Funding LLC is 14755 Preston Road, Suite 105, Dallas, TX 75254.

(11)	Consists of 486,812 shares of our common stock issuable upon exercise of our outstanding common stock purchase warrants.

Relationships with the Selling Stockholders

In connection with the closing of the First Tranche Transaction, Ronald W. Eastman was appointed to our Board of Directors pursuant to the terms of the First Tranche Securities Purchase Agreement. Mr. Eastman is a Managing Director of EW Healthcare Partners, which is an affiliate of both EWHP and EWHP-A.

In connection with the closing of the Second Tranche Transaction, Göran Ando, M.D. was appointed to our Board of Directors pursuant to the terms of the Second Tranche Securities Purchase Agreement. Dr. Ando is Senior Advisor to EW Healthcare Partners, which is an affiliate of both EWHP and EWHP-A.

Other than the transactions referred to herein, identified above and in documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, the selling stockholders have not within the past three years had any position, office or other material relationship with us or any of our subsidiaries other than as a holder of our securities. To our knowledge, none of the selling stockholders are affiliates of broker-dealers.

PLAN OF DISTRIBUTION

The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may, from time to time, sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by a selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from such selling stockholder or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because each of the selling stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed the selling stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We have agreed to use commercially reasonable efforts to keep the registration statement, of which this prospectus forms a part, continuously effective until the earliest of (i) the shares of common stock registered hereunder have been disposed of pursuant to such registration statement, (ii) such shares can be sold under Rule 144 without limitation or other restriction or (iii) such shares are no longer outstanding.

We are required to pay certain fees and expenses in connection with the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “EYPT.”

LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s annual report on Form 10-K for the year ended June 30, 2017 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Icon Bioscience, Inc. as of and for the years ended December 31, 2016 and 2017 incorporated in this prospectus by reference to our Current Report on Form 8-K/A filed on June 11, 2018 have been audited by Frank, Rimerman + Co. LLP, independent auditors, as stated in their report incorporated by reference herein, and are so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 000-51122. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended June 30, 2017, filed on September 13, 2017, as amended by our Annual Report on Form 10-K/A filed with the SEC on October 30, 2017;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2017, December 31, 2017 and March 31, 2018, filed with the SEC on November 8, 2017, February 8, 2018 and May 10, 2018, respectively;

•

our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on July 10, 2017, December 19, 2017, March 19, 2018, March 21, 2018, March 29, 2018 (as amended by our Current Report on Form 8-K/A filed with the SEC on June 11, 2018), April 2, 2018, May 23, 2018, June 27, 2018 and August 3, 2018;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on November 13, 2017; and

•	the description of our capital stock contained in Form 8-K12G3 filed with the SEC on June 19, 2008, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus forms a part but prior to the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: EyePoint Pharmaceuticals, Inc., Attn: Corporate Secretary, 480 Pleasant Street, Watertown, Massachusetts 02472. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at http://eyepointpharma.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock. This prospectus, which constitutes part of the registration statement, does not include all of the information contained in the registration statement and the exhibits, schedules and amendments to the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus about the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we refer you to the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus.

You may read and copy the registration statement, of which this prospectus forms a part, at the SEC’s public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, DC 20549. You can request copies of the registration statement by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. In addition, the SEC maintains an Internet website, which is located at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement, of which this prospectus forms a part, at the SEC’s Internet website. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at http://eyepointpharma.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the Registrant. All amounts are estimates except the Securities and Exchange Commission, or SEC, registration fee.

Amount
Securities and Exchange Commission registration fee	$14,195.00
Accounting fees and expenses	10,000.00
Legal fees and expenses	50,000.00
Printing fees and expenses	2,000.00
Miscellaneous	3,000.00

Total Expenses	$79,195.00

Item 15. Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was or has agreed to be a director or officer of our company, or while a director or officer is or was serving at the request of our company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim.

We have entered into indemnification agreements with our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as the forgoing provisions permit indemnification of directors, executive officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of pSivida Corp. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K12G3 filed with the SEC on June 19, 2008.

3.2	Certificate of Amendment of the Certificate of Incorporation of pSivida Corp. Incorporated herein by reference to Exhibit 3.2(a) to the Registrant’s Annual Report on Form 10-K filed with the SEC on September 13, 2017.

3.3	Certificate of Amendment of Certificate of Incorporation. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on April 2, 2018.

3.4	Certificate of Amendment of Certificate of Incorporation, as amended. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2018.

3.5	By-Laws of pSivida Corp. Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on July 19, 2012.

4.1	Form of Specimen Stock Certificate for Common Stock. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K12G3 filed with the SEC on June 19, 2008.

4.2	Warrant to Purchase Common Stock of pSivida Corp., issued March 28, 2018, to SWK Funding, LLC. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 29, 2018.

4.3	Form of Warrant to Purchase Common Stock of EyePoint Pharmaceuticals, Inc. Incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2018.

4.4	Registration Rights Agreement, dated as of March 28, 2018, by and among pSivida Corp. and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. Incorporated herein by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 29, 2018.

4.5	Second Registration Rights Agreement, dated as of June 25, 2018, by and among EyePoint Pharmaceuticals, Inc. and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. and each other person identified on the signature pages thereto. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on June 27, 2018.

5.1**	Opinion of Hogan Lovells US LLP.

10.1	Securities Purchase Agreement, dated as of March 28, 2018, by and among pSivida Corp. and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. Incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 29, 2018.

10.2	Second Securities Purchase Agreement, dated as of March 28, 2018, by and among pSivida Corp. and EW Healthcare Partners, L.P. and EW Healthcare Partners-A, L.P. and each other person identified on the signature pages thereto. Incorporated herein by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 29, 2018.

21.1**	Subsidiaries of EyePoint Pharmaceuticals, Inc.

23.1**	Consent of Independent Registered Public Accounting Firm, Deloitte & Touche LLP.

23.2*	Consent of Independent Registered Public Accounting Firm, Frank Rimerman + Co. LLP.

23.3**	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature page to the Registrant’s Registration Statement on Form S-3 filed with the Securities and Exchange Commission on July 25, 2018).

*	Filed herewith.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Watertown, Commonwealth of Massachusetts, on this 17th day of August, 2018.

EYEPOINT PHARMACEUTICALS, INC.

By:	/s/ Nancy Lurker
Name:	Nancy Lurker
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this amendment no. 1 to this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nancy Lurker	Director, President and Chief Executive Officer (Principal Executive Officer)	August 17, 2018
Nancy Lurker

/s/ David Price	Chief Financial Officer (Principal Financial Officer)	August 17, 2018
David Price

/s/ Leonard S. Ross	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	August 17, 2018
Leonard S. Ross

*	Chairman of the Board of Directors	August 17, 2018
David J. Mazzo

*	Director	August 17, 2018
Douglas Godshall

*	Director	August 17, 2018
Michael Rogers

*	Director	August 17, 2018
Ronald W. Eastman

*	Director	August 17, 2018
Jay S. Duker, M.D.

*	Director	August 17, 2018
Kristine Peterson

*	Director	August 17, 2018
Göran Ando

*By:	/s/ Nancy Lurker
Nancy Lurker
Attorney-in-Fact